Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Liz Harris
Vice President, Churchill Downs Incorporated 502-641-5879 Liz@kyderby.com

CHURCHILL DOWNS INCORPORATED

REPORTS 2010 THIRD QUARTER RESULTS

•	Third Quarter Net Revenues From Continuing Operations Increase 35 Percent

•	Third Quarter EBITDA From Continuing Operations Increases 75 Percent

LOUISVILLE, Ky. (Wednesday, November 3, 2010) – Churchill Downs Incorporated (“CDI”), (NASDAQ: CHDN) today reported results for the third quarter and nine months ended September 30, 2010.

Net revenues from continuing operations for the third quarter of 2010 totaled $135.7 million, an increase of 35 percent over net revenues from continuing operations of $100.9 million recorded during the third quarter of 2009. Net revenues from continuing operations for the quarter were positively affected by the acquisition of Youbet.com (“Youbet”) and United Tote, which contributed $25.0 million in net revenues from external customers, and Calder Casino, which contributed $13.2 million of net revenues from external customers. Racing Operations’ net revenues from external customers declined $5.9 million.

Net earnings from continuing operations for the third quarter were $3.7 million or $0.22 per diluted common share, compared to a net loss from continuing operations of $1.2 million, or $(0.09) per diluted common share, during the third quarter of 2009. Results of Churchill Downs Entertainment, LLC, were accounted for as discontinued operations during the quarter and experienced a net loss of $4.4 million. As a result, CDI experienced a total net loss per diluted common share of $(0.04), compared to a net loss per diluted common share of $(0.17) during the third quarter of 2009.

CDI’s EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations for the third quarter increased 75 percent year over year from $9.7 million in 2009 to $17.1 million in 2010. Significant items positively affecting CDI’s quarterly EBITDA from continuing operations included a $4.0 million increase in Gaming EBITDA driven primarily by the generation of $2.4 million of EBITDA at Calder Casino, which opened in January of this year. Additionally, Online Business EBITDA increased $3.0 million, reflecting the addition of Youbet, which contributed $1.6 million of EBITDA during the quarter, and the continued growth of TwinSpires.com. We remain on track to achieve our projected $12 million in annualized cost savings from personnel and other cost synergies related to the Youbet and United Tote acquisition integration.

“This was the quarter in which we first saw the earnings power of the diversification strategy we’ve been pursuing for the last few years,” said Robert L. Evans, CDI President and Chief Executive Officer. “The decline in Racing Operations net revenues and EBITDA from continuing operations was more than offset by net revenue and EBITDA growth in our Online and Gaming businesses.”

“We have been pursuing diversification into our Gaming and Online business segments and the results of that strategy are clear and increasingly important to our overall financial performance” added Evans. “While the third quarter showed that the business of operating race tracks remains in decline, we feel a great sense of optimism as the popularity and profitability of the Kentucky Derby and Kentucky Oaks continue to grow and as we execute on our diversification strategy with the integration of Youbet.com and the planned acquisition of Harlow’s Casino Resort & Hotel in Greenville, Mississippi.”

A conference call regarding this news release is scheduled for Thursday, November 4, 2010, at 9:00 a.m. ET. Investors and other interested parties may listen to the conference call by accessing the online, real-time webcast of the call at www.ChurchillDownsIncorporated.com or by dialing toll-free: 877-372-0878 or if dialing internationally, using the toll number 253-237-1169, at least 10 minutes before the appointed time. The conference ID number for this call is 96477917. The online replay will be available within 90 minutes from the conclusion of the conference call, and will continue to be available for one year. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.ChurchillDownsIncorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), CDI has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. CDI believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“CDI”), headquartered in Louisville, Ky., owns and operates four world renowned Thoroughbred racing facilities: Arlington Park in Illinois, Calder Casino and Race Course in Florida, Churchill Downs Racetrack in Kentucky, and Fair Grounds Race Course & Slots in Louisiana. CDI operates slot and gaming operations in Louisiana and Florida. CDI tracks are host to many of North America’s most prestigious races, including the Arlington Million, the Kentucky Derby and the Kentucky Oaks, the Louisiana Derby and the Princess Rooney, along with hosting the Breeders’ Cup World Championships for a record seventh time on Nov. 5-6, 2010 and eighth time on Nov. 4-5, 2011. CDI also owns off-track betting platforms TwinSpires.com, Youbet.com and other advance-deposit wagering providers; United Tote; television production, telecommunications and racing service companies such as

BRIS; and a 50-percent interest in the national cable and satellite network HorseRacing TV, which supports CDI’s network of simulcasting and racing operations. CDI has entered into a definitive purchase agreement to acquire Harlow’s Casino Resort & Hotel in Greenville, MS, on Sept. 13, 2010. CDI trades on the NASDAQ Global Select Market under the symbol CHDN. More information can be found at www.ChurchillDownsIncorporated.com

Information set forth in this press release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those relevant markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at Indiana and other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Florida and Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; our ability to integrate Youbet and other businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS

For the three months ended September 30, 2010 and 2009

(In thousands, except per share data)

	Three Months Ended September 30,
	2010	2009	% Change
Net revenues	$135,744	$100,896	35
Operating expenses	117,168	85,344	37
Selling, general and administrative expenses	15,281	13,092	17

Operating income	3,295	2,460	34

Other income (expense):
Interest income	30	393	(92)
Interest expense	(1,625)	(245)	U
Equity in loss of unconsolidated investments	(470)	(568)	17
Miscellaneous, net	1,832	322	F

	(233)	(98)	U

Earnings from continuing operations before benefit (provision) for income taxes	3,062	2,362	30
Income tax benefit (provision)	638	(3,578)	F

Earnings (loss) from continuing operations	3,700	(1,216)	F
Discontinued operations, net of income taxes:
Loss from operations	(4,389)	(1,109)	U

Net loss	$(689)	$(2,325)	70

Net loss per common share data:
Basic
Earnings (loss) from continuing operations	$0.22	$(0.09)	F
Discontinued operations	(0.26)	(0.08)	U

Net loss	$(0.04)	$(0.17)	76

Diluted
Earnings (loss) from continuing operations	$0.22	$(0.09)	F
Discontinued operations	(0.26)	(0.08)	U

Net loss	$(0.04)	$(0.17)	76

Weighted average shares outstanding:
Basic	16,311	13,587
Diluted	16,768	13,587

NM: Not meaningful                    U: > 100% unfavorable                    F: > 100% favorable

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

For the nine months ended September 30, 2010 and 2009

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30,
	2010	2009	% Change
Net revenues	$411,306	$354,670	16
Operating expenses	331,533	272,556	22
Selling, general and administrative expenses	43,937	37,527	17

Operating income	35,836	44,587	(20)

Other income (expense):
Interest income	158	780	(80)
Interest expense	(4,303)	(772)	U
Equity in loss of unconsolidated investments	(317)	(641)	51
Miscellaneous, net	2,485	1,042	F

	(1,977)	409	U

Earnings from continuing operations before provision for income taxes	33,859	44,996	(25)
Income tax provision	(10,034)	(20,423)	51

Earnings from continuing operations	23,825	24,573	(3)
Discontinued operations, net of income taxes:
Loss from operations	(5,577)	(863)	U

Net earnings	$18,248	$23,710	(23)

Net earnings per common share data:
Basic
Earnings from continuing operations	$1.56	$1.75	(11)
Discontinued operations	(0.36)	(0.06)	U

Net earnings	$1.20	$1.69	(29)

Diluted
Earnings from continuing operations	$1.56	$1.75	(11)
Discontinued operations	(0.36)	(0.06)	U

Net earnings	$1.20	$1.69	(29)

Weighted average shares outstanding:
Basic	14,796	13,578
Diluted	15,257	14,040

NM: Not meaningful                    U: > 100% unfavorable                    F: > 100% favorable

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

For the three months ended September 30, 2010 and 2009

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2010	2009	% Change

Net revenues from external customers:
Churchill Downs	$5,449	$5,226	4
Arlington Park	29,445	33,935	(13)
Calder	21,604	22,663	(5)
Fair Grounds	5,942	6,534	(9)

Total Racing Operations	62,440	68,358	(9)
Online Business	38,739	17,386	F
Gaming	28,306	14,104	F
Other Investments	6,195	963	F
Corporate	64	85	(25)

Net revenues from external customers	$135,744	$100,896	35

Intercompany net revenues:
Churchill Downs	$336	$233	44
Arlington Park	1,199	800	50
Calder	557	381	46
Fair Grounds	39	11	F

Total Racing Operations	2,131	1,425	50
Online Business	112	150	(25)
Other Investments	629	386	63
Eliminations	(2,872)	(1,961)	(46)

Net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net loss:
Racing Operations	$1,254	$3,428	(63)
Online Business	5,818	2,802	F
Gaming	7,892	3,884	F
Other Investments	1,792	831	F
Corporate	296	(1,208)	F

Total EBITDA	17,052	9,737	75
Depreciation and amortization	(12,395)	(7,523)	(65)
Interest income (expense), net	(1,595)	148	U
Income tax benefit (provision)	638	(3,578)	F

Earnings (loss) from continuing operations	3,700	(1,216)	F
Discontinued operations, net of income taxes	(4,389)	(1,109)	U

Net loss	$(689)	$(2,325)	70

NM: Not meaningful                    U: > 100% unfavorable                    F: > 100% favorable

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

For the nine months ended September 30, 2010 and 2009

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2010	2009	% Change

Net revenues from external customers:
Churchill Downs	$96,979	$95,718	1
Arlington Park	61,533	75,337	(18)
Calder	42,848	44,295	(3)
Fair Grounds	32,367	35,262	(8)

Total Racing Operations	233,727	250,612	(7)
Online Business	86,089	54,830	57
Gaming	82,824	47,368	75
Other Investments	8,599	1,320	F
Corporate	67	540	(88)

Net revenues from external customers	$411,306	$354,670	16

Intercompany net revenues:
Churchill Downs	$2,872	$2,438	18
Arlington Park	2,542	1,637	55
Calder	932	743	25
Fair Grounds	586	591	(1)

Total Racing Operations	6,932	5,409	28
Online Business	533	448	19
Other Investments	1,604	1,286	25
Eliminations	(9,069)	(7,143)	(27)

Net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net earnings:
Racing Operations	$37,819	$41,174	(8)
Online Business	14,467	11,767	23
Gaming	19,537	15,401	27
Other Investments	2,918	1,651	77
Corporate	(2,327)	(2,606)	11

Total EBITDA	72,414	67,387	7
Depreciation and amortization	(34,410)	(22,399)	(54)
Interest income (expense), net	(4,145)	8	U
Income tax expense	(10,034)	(20,423)	51

Earnings from continuing operations	23,825	24,573	(3)
Discontinued operations, net of income taxes	(5,577)	(863)	U

Net earnings	$18,248	$23,710	(23)

NM: Not meaningful                    U: > 100% unfavorable                    F: > 100% favorable

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$14,533	$13,643
Restricted cash	61,101	35,125
Accounts receivable, net	22,472	33,446
Deferred income taxes	8,231	6,408
Other current assets	19,555	16,003

Total current assets	125,892	104,625

Property and equipment, net	465,922	458,222
Goodwill	183,394	115,349
Deferred income taxes	5,373	—
Other intangible assets, net	56,842	34,329
Other assets	12,508	12,877

Total assets	$849,931	$725,402

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,149	$35,034
Bank overdraft	10,667	3,738
Purses payable	16,223	11,857
Accrued expenses	52,384	46,603
Liabilities associated with assets held for dissolution	1,089	—
Dividends payable	—	6,777
Deferred revenue	17,597	30,972
Income taxes payable	501	1,997
Deferred riverboat subsidy	38,613	23,965
Note payable, related party	—	24,043

Total current liabilities	175,223	184,986

Long-term debt	109,500	71,132
Convertible note payable, related party	14,970	14,655
Other liabilities	20,147	19,137
Deferred revenue	15,532	16,720
Deferred income taxes	—	11,750

Total liabilities	335,372	318,380

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 16,577 shares issued September 30, 2010 and 13,684 shares issued at December 31, 2009	234,712	145,423
Retained earnings	279,847	261,599

Total shareholders’ equity	514,559	407,022

Total liabilities and shareholders’ equity	$849,931	$725,402

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